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EXHIBIT 10.42


                                    CONTRACT

                                     between

                            PHAIRSON MEDICAL LIMITED

                                       and

                              PROFESSOR J A HUBBELL

THIS AGREEMENT, having an Effective Date of 1st December 1998 is made by and between Phairson Medical Limited, a corporation having its principal place of business at 602 The Chambers, Chelsea Harbour, London, SW10 OXF (hereinafter referred to as "PHAIRSON") and Professor J A Hubbell, principal investigator ("PI") whose place of business is the Institute for Biomedical Engineering and Department of Materials, Swiss Federal Institute of Technology ETH and University of Zurich, Moussonstrasse 18, CH8044, Zurich, Switzerland.

WHEREAS,  PHAIRSON has identified and related  specific  tasks  described  under
ARTICLE 1; and

WHEREAS, PI is available and qualified to perform such tasks.

NOW THEREFORE, in consideration of the promises and the mutual covenant's contained herein, the parties agree as follows:

ARTICLE I - Scope of Work

PI agrees to use its best efforts to perform the work outlined in ATTACHMENT 1.

ARTICLE II - Period of Performance

The period of performance shall commence on the last date of signature of this Agreement and SHALL TERMINATE ON 28th February 1999 unless extended by written mutual agreement of the parties or terminated in accordance with the provisions of Article XI. PI shall notify PHAIRSON, as soon as possible, of any reason that might contribute to PI's failure to perform within the specified performance period, even if such reason is beyond the control and without fault or negligence of PI.

ARTICLE III Fees and ROYALTY

FEES

PHAIRSON will pay PI monthly fees according to the following schedule:

For the services provided under Part A of ATTACHMENT 1, PHAIRSON will pay a monthly fee ("Fees") of $1000. The payment of these Fees may be terminated by PHAIRSON subject to the conditions in Article XI.


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ROYALTY

If any of the materials designed under Part A of ATTACHMENT 1 are developed for commercial sale by PHAIRSON, PHAIRSON will, in addition to the Fees, pay to PI a royalty ("Royalty") as follows:

     (a) a sum equal to 1% (one percent) of Net Sales Value (as defined in Part B of ATTACHMENT 1).

          The above Royalty will be paid by PHAIRSON to PI on a calendar quarterly basis within 90 (ninety) days of the expiration of the calendar quarter.

     (b) a sum equal to 2% (two percent) of all payments (including up-front payments, milestone payments and royalties) received by PHAIRSON from any commercial relationship with a third party relating to the Product (as that term is defined in Part A of ATTACHMENT 1 hereof).

          The above Royalty will be paid to PI within 30 (thirty) days of its receipt by PHAIRSON from the party with whom PHAIRSON has established the commercial relationship. This fee will be paid on all money received by PHAIRSON with the exception of development funding which is to be spent on the Product and with the exception of purchases of PHAIRSON shares by the third party.

     (c) If the material developed for commercial sale by PHAIRSON is specified by the embodiment in Appendix A, PHAIRSON will, in addition to the Fees, pay to PI the Royalty given in (a) and (b) above, except that all the rates given therein will be reduced by 50%.

     (d) If the material developed for commercial sale by PHAIRSON is an existing commercially available carbomer, for example the carbomer known under the trade name Carbopol 971P, PHAIRSON will, in addition to the Fees, pay to PI the Royalty given in (a) and (b) above, except that all the rates therein will be reduced by 90%. The total sum received by PI in this instance will not exceed $100,000.

ARTICLE IV - Designated REPRESENTATIVES

FOR PHAIRSON:

Name:       Didier Cowling
Address:    602 The Chambers, Chelsea Harbour, London, SW10 OXF, UK

Telephone:  +44 171 349 3100
Fax:        +44 171 349 3101


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For PI:

Name:       Professor Jeffrey A Hubbell
Address:    Institute for Biomedical Engineering & Dep't of Materials
            Swiss Federal Institute of Technology ETH and University of Zurich,
            Moussonstrasse 18, CH-8044 Zurich, Switzerland

Telephone:  +41 1 632 4575
Fax:        +41 1 632 1214

ARTICLE V - Reports

PI will submit in a timely manner those reports described in the Scope of Work as described in ATTACHMENT 1.

ARTICLE VI - Patents and Inventions

1. ALL RIGHTS AND TITLE TO ALL INVENTIONS, improvements and/or discoveries, including software, know-how, patent and other intellectual or industrial property conceived and/or made by PI in the performance of this agreement and any extension or revision thereof, shall belong to PHAIRSON.

2. PI shall promptly notify PHAIRSON of any inventions, improvements, discoveries, software and the like conceived and/or made during the performance of this agreement (hereafter "Inventions"). Disclosures submitted by PI to PHAIRSON shall be made in writing and identified as confidential.

3. The filing, prosecution, and maintenance of patent applications and patents covering Inventions shall be carried out by PHAIRSON, at PHAIRSON's sole discretion and expense. In the event that PHAIRSON elects not to apply for any such patents, then PI shall have the option, at its sole expense, to apply for the patents.

ARTICLE VII - Proprietary or Confidential Information

Should   proprietary  or  confidential   information  be  exchanged  under  this
agreement, each party agrees, absent any special provisions to the contrary:

1. to use its best efforts to receive and maintain in confidence any and all confidential or proprietary information delivered by one party hereto to the other party;

2. to use confidential information solely for the purpose or purposes for which it was disclosed and for no other purpose whatsoever;

3.   as  a  receiving  party,  to  disclose  confidential   information  to  its
     employees, officers, agents, and representatives only on a need to know basis;

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4.   to identify in writing all confidential or proprietary  information as such at the time of disclosure;

5. not to release confidential or proprietary information to any third parties; and

6. to dispose of or return proprietary or confidential information to the disclosing party when requested or upon expiration or termination of this agreement. The period of protection of confidential information shall be 7 (seven) years from the effective date of this agreement.

Confidential information does not include any information which:

1. is already in the public domain or which becomes available to the public through no breach of confidentiality by the recipient;

2. was, as between recipient and discloser, lawfully in recipient's possession on a non-confidential basis prior to receipt from the discloser;

3. is received by recipient independently on a non-confidential basis from a third party free to lawfully disclose such information to the recipient; or

4. is independently developed by recipient without use of the discloser's confidential information;

The release of confidential information by the receiving party to satisfy the requirements of national laws shall not be a breach of this agreement.

ARTICLE VIII - Changes and Modifications

Any changes to this contract must be made in writing and must be executed by both parties to indicate acceptance of the modification. Any change that might impact cost, price, or delivery must be agreed to in writing prior to initiation of any work associated with the proposed change.

ARTICLE IX - Assignment and Subcontracts

Neither performance nor payment involving the whole or any part of the research effort described under Article I may be assigned, subcontracted, transferred, or otherwise given or imposed on any other party by PI without the prior written consent of PHAIRSON.

ARTICLE X - Mutual Responsibilities

1. Each party will comply with all applicable governmental laws, ordinances, rules and regulations in the performance of this contract.

2. Without affecting or limiting any other provisions of this contract, it is agreed each


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     party's  obligations  under  Articles  III,  VI and VII shall  survive  the expiration of this contract.

3. Each party to this contract is an independent party, with each party solely responsible for its own business expenses and employees including but not limited to salaries, benefits, insurances, withholding, worker compensation and taxes. Employees of either party shall not be deemed agents, employees or representatives of the other party.

4. In the execution of this contract, the person whose signatures are set forth are duly authorised to execute the contract and bind the parties.

ARTICLE XI - Termination

Either party may terminate this contract at any time if-

1. The other party materially breaches the terms of this contract; provided that the non-breaching party shall have given the breaching party written notice of such breach and the breaching party shall have failed to remedy the same within (30) days of receipt of such notice.

2. Performance of any part of this contract by a party is prevented or delayed by reason of Force Majeure and cannot be overcome by reasonable diligence to the satisfaction of both parties; or

3. The other party ceases, discontinues or indefinitely suspends its business activities related to the services to be provided under this contract, or the other party voluntarily or involuntarily files for bankruptcy.

In the event of termination, immediate notice shall be given by the party requesting termination which should specify both the reason and the effective date of termination.

PHAIRSON may terminate the agreement at any time upon 30 days written notice.

Upon any termination except for material breach of this agreement on the part of PHAIRSON, PI shall deliver to PHAIRSON in the state they exist, as of the date of termination, all work product, materials, including confidential information and property belonging to PHAIRSON. PHAIRSON shall within (30) days after termination, pay PI all Fees due as of the effective date of termination. For the avoidance of doubt, Fees and Royalty payments due under Article III hereof remain unaffected except in the event of material breach on the part of PI.

ARTICLE XII - Applicable Law

This contract shall be governed by the laws of England.


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ARTICLE XIII - Entire Agreement

This contract is intended by the parties as a final written expression of their agreement and supersedes and replaces any prior oral or written agreement. The parties acknowledge that they are not relying on any representation, agreement, term or condition which is not set out in this Agreement.

ARTICLE XIV - Primary Employer

It is recognised that PI is employed by a primary employer, namely the Institute for Biomedical Engineering and Department of Materials, Swiss Federal Institute of Technology ETH and University of Zurich, and that the primary employer may have certain rights over the Intellectual Property upon which the PI is inventor that relate directly to work performed in the laboratory of the primary employer. The contract between PI and PHAIRSON addresses the consulting activities of PI, separate from his academic activities under the domain of this primary employer.

IN WITNESS WHEREOF, the parties hereto have caused their authorised officials to execute this contract as of the date(s) set forth below:


PHAIRSON                                    PI

/s/ Didier Cowling                          /s/  Jeffrey  J A Hubbell
-----------------------------------------   ------------------------------------
Didier Cowling                              Professor Jeffrey J A Hubbell
DIRECTOR OF BUSINESS DEVELOPMENT

1st December 1998                           5 January 1999
-----------------------------------------   ------------------------------------
Date:                                       Date:

/s/ Richard Franklin
-----------------------------------------
Dr Richard Franklin
CHIEF EXECUTIVE OFFICER

22/12/98
-----------------------------------------
Date:


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                                                              January 14, 2002



Phairson Medical Limited
Russell Bedford House
City Forum
250 City Road
London, EC1V 2QQ
United Kingdom
Attn: Richard Franklin


Life Medical Sciences, Inc.
PO Box 219
Little Silver, New Jersey 07739
Attn: Robert P. Hickey



Gentlemen:

I am writing concerning the Contract dated 1 December 1998 (the "Contract") between myself and Phairson Medical Limited, a United Kingdom company ("Phairson"). Though the Contract expired 28 February 1999 by its terms, pursuant to Article X thereof, our mutual responsibilities under Articles III, VI and VII survive expiration of the Contract. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Contract.

Except for possible future Royalties under Article III, no amounts are owed to me under the Contract.

Since no materials were designed under Part A of Attachment 1 of the Contract during its term, I am not entitled to Royalties under paragraphs (a) or (b) of
Article III of the Contract.

Notwithstanding anything to the contrary contained in the Contract, I acknowledge that I am only entitled to Royalties in respect of Products incorporating technology covered by one or more claims contained in Phairson's US patent application #256,484 which was filed on February 23, 1999 and its foreign equivalents; provided, however, that any such Royalties shall become payable and continue only so long as a valid issued patent exists and then only in respect of revenue generated in countries in which such patent(s) exist. My compensation in respect thereof would be covered by paragraph (c) or (d), as the case may be, of Article III of the Contract.

I acknowledge that the primary employer, as contemplated by Article XIV of the Contract, has no claim to Phairson's US patent application #256,484 which was filed on February 23, 1999 or its foreign equivalents or the technology underlying such applications.

I understand that Phairson is in the process of selling its polymer-related assets and technology to Life Medical Sciences, Inc., a Delaware corporation ("LMS"). This letter is being delivered in order to induce LMS to enter into such transaction and to assume Phairson's responsibilities under the Contract as contemplated below. To the extent any of the provisions of this letter differ from the terms of the Contract, the provisions of this letter shall control.

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By your signatures below, Phairson assigns its rights and responsibilities under the Contract to LMS, and LMS assumes such rights and responsibilities. Upon my receipt of countersigned copies of this letter from each of Phairson and LMS, I hereby release Phairson of its responsibilities under the Contract.

                                                 --------------------
                                                 Professor J A Hubbell

Phairson Medical Limited
By:_____________________
Date:

Life Medical Sciences, Inc.
By:_____________________
Date:




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